UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2013 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Delaware	20-8819207
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
The information called for by this item is contained in Item 5.02, which is incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 9, 2013 the Boards of Directors of hhgregg, Inc. (“hhgregg”) and Gregg Appliances, Inc. (“Gregg Appliances” and, together with hhgregg, the “Company”) announced the appointment of Julie C. Lyle as Chief Marketing Officer. The Company's marketing and e-commerce departments will report to Ms. Lyle. Ms. Lyle will report directly to Dennis L. May, the Company's CEO.
Ms. Lyle has over 27 years of marketing and communications experience. From 2008 through 2012, Ms. Lyle served as Chief Marketing Officer of Prudential Corporation Asia Limited, an insurance and asset management company. From 2006 through 2008, Ms. Lyle served as Chief Merchandising and Marketing Officer for Pamida Holdings Corporation, a general merchandise retailer. From 2001 through 2006, Ms. Lyle served in various roles for Wal-Mart Stores, Inc., starting as Vice President of International Marketing until 2004, at which time she was promoted to Senior Vice President and Corporate Officer, Marketing, Advertising and Administration. From 1997 through 2001, Ms. Lyle served in various senior and executive level roles with Raytheon Professional Services and Voyager Expanded Learning. In 1986 Ms. Lyle was the Founder and Principal of Ripley Marketing Group.
On December 9, 2013, the Company entered into an employment agreement ("the Employment Agreement") with Ms. Lyle. The Employment Agreement provides that Ms. Lyle's base salary shall be $320,000 along with an annual cash incentive award, and subsequently may be adjusted from time to time by the Company. In addition, Ms. Lyle is entitled to participate in the Company's benefit and welfare plans that are generally available to other employees. Pursuant to the terms of the Employment Agreement, if Ms. Lyle (i) is terminated by the Company at any time without “cause” (as defined in the Employment Agreement) or (ii) voluntarily resigns within 12 months of a change of control (as defined in the Employment Agreement) of the Company following a material diminution in Ms. Lyle's base compensation or authority, duties or responsibilities in effect prior to the change of control, or a material change in the geographic location at which Ms. Lyle is assigned to perform her duties, then Ms. Lyle will receive severance equal to 12 months of her base salary paid ratably over a 12-month period consistent with customary payroll practices. In addition, Ms. Lyle shall receive a lump sum stipend equal to 167% of the product of 12 times the monthly COBRA premium that corresponds to the health, dental and vision coverage that she had in effect at the time of termination paid ratably over the same 12-month period.
A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference herein.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 9, 2013, between Gregg Appliances, Inc. and Julie C. Lyle.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: December 11, 2013	By:	/s/ Jeremy J. Aguilar
Jeremy J. Aguilar
Chief Financial Officer